LAITH REYNOLDS

OLD MEETING HOUSE,
17 WHITNEY STREET
BURFORD OX18 4SN
UNITED KINGDOM

4 December 2006

The Directors
THATCHER MINING PTE. LTD.
9 Temasek Boulevard
16-02A Suntec Tower 2
Singapore 038989

Dear Sirs,

LOAN FACILITY

1. BACKGROUND

Thatcher Mining Pte Ltd (the "**Borrower**") entered into agreements to purchase (through its nominees) all of the outstanding share capital in PT Bunyut Bara Mandiri and PT Graha Panca Karsa pursuant to the terms of certain Share Sale and Purchase Agreements dated 14th September 2006, as amended ("**SPAs**").

Pursuant to the terms of the SPAs, the Borrower was required to make a payment of US$175,000 on 4 December 2006.

On 4 December 2006, Laith Reynolds (the "**Lender**") advanced an amount of US$ 175,000 (the "**Loan**") to the Borrower in order for the Borrower to meet its payment obligation under the SPAs.

The Lender and the Borrower now wish to record in writing the terms and conditions upon which the Loan has been provided by the Lender to the Borrower.

2. INTEREST

The Loan shall be an interest-free loan.

3. REPAYMENT

The Loan is repayable in full upon demand by the Lender to the Borrower, provided that the Lender shall not make demand for such repayment prior to the effective date of the merger between KAL Energy, Inc and Thatcher Mining Pte Ltd.

4. PAYMENTS

If any payment would otherwise be due on a day which is not a business day it shall instead be due on the next following business day. In this letter "**business day**" means a day (other than a Saturday or a Sunday) on which banks are open for business in London.

All payments shall be made in full without set-off or counterclaim.

5. NON-WAIVER

The Lender may grant extra time to the Borrower or any other person for the payment of any monies due hereunder or may reach any other compromise with the Borrower or any other person without affecting the Borrower's liability hereunder.

6. NOTICES

Any demand or notice to be given under this letter shall be in writing and sent by first class prepaid letter addressed as follows:

(a) if to the Lender to its registered address stated above;

(b) if to the Borrower to its registered address stated above.

Any such notice or demand shall be deemed to have been served on the party to whom it is addressed on the first business day after despatch.

7. LAW AND JURISDICTION

This letter shall be governed by, and construed in accordance with, the laws of England.

The parties hereto submit to the non-exclusive jurisdiction of the High Court of England.

8. EFFECTIVE DATE

The Lender and the Borrower hereto agree that this Loan is effective since 4 December 2006.

Yours faithfully,

....

For and on behalf of
LAITH REYNOLDS

Acceptance

We confirm our acceptance of and agreement to the terms of this letter.

.... Ponnampalam Sivakumar
Director

For and on behalf of

THATCHER MINING PTE. LTD.

Dated: 4th December 2006